Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT is made this day of April 20, 2012 (the “Effective Date”) by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation (hereinafter known as “COMPANY”), its successors and assigns, with its principal place of business at 300 Third Street, Cambridge, MA 02142 and Dennis A. Ausiello, M.D. (hereinafter known as “CONSULTANT”), having an address at Massachusetts General Hospital, 55 Fruit Street - GRB 740, Boston, MA 02114.

COMPANY acknowledges that CONSULTANT is a Staff member of Massachusetts General Hospital (“HOSPITAL”) and a member of the Faculty of Medicine of Harvard University, and is subject to the policies of those institutions as well as those of Partners HealthCare System, Inc. (“Partners”). COMPANY further acknowledges that CONSULTANT is responsible for a variety of research, education, patient care, other academically related activities and administrative duties. This CONSULTING AGREEMENT defines the services to be performed by CONSULTANT for COMPANY and the terms that govern those services.

The parties agree as follows:

1. This CONSULTING AGREEMENT will be for an initial term of one (1) year beginning on the Effective Date, and will automatically renew for successive one-year terms unless terminated by either party pursuant to paragraph 11 (the “TERM”). During the TERM, CONSULTANT shall serve as a consultant to COMPANY and provide the SERVICES (as defined on Schedule A), in a manner consistent with his commitments to HOSPITAL and Partners.

2. CONSULTANT agrees to make himself available to COMPANY for up to one (1) day per quarter during TERM for the purpose of providing SERVICES. SERVICES shall not involve substantial use of HOSPITAL resources or any direct or indirect financial support from HOSPITAL, including funding from any outside source awarded to or administered by HOSPITAL.

3. In consideration for the SERVICES to be performed hereunder, set forth in Schedule A, COMPANY agrees to reimburse CONSULTANT for all reasonable travel and other expenses, including meals and lodging as may be required, incurred upon its behalf and when authorized by COMPANY. Such expenses shall be confirmed by appropriate receipts and shall be submitted in accordance with COMPANY standard expense account procedure.

4. Subject to the provisions of Paragraphs 5, 6 and 7:

(A) Any reports, specifications or other materials prepared by CONSULTANT specifically during and in the performance of SERVICES shall be the property of COMPANY exclusively and shall, to the extent requested in writing by COMPANY, be maintained in confidence by CONSULTANT;

(B) CONSULTANT agrees to assign to COMPANY all of CONSULTANT’s rights, title and interest in any invention that is made by CONSULTANT solely or jointly with others during and in the sole performance of the SERVICES (“INVENTION”). CONSULTANT shall reasonably cooperate with COMPANY, at COMPANY’s expense, to take such steps as customarily needed to enable COMPANY to protect any INVENTION.

5. Nothing in this Consulting Agreement shall:

(A) give the COMPANY any right in or to, any inventions or related ideas and discoveries that (i) received direct or indirect financial support from any Partners institution, or (ii) made use of any space facilities, materials or other resources of HOSPITAL, or (iii) were otherwise made subject to any grant, contract or other arrangement between an Institution and a third party;

(B) be construed to restrict or interfere with the CONSULTANT’s obligations under the Hospital’s Intellectual Property Policy; or

(C) be construed to restrict or limit CONSULTANT’S ability to publish the results of research, education, patient care or other activities performed at or through HOSPITAL, or restrict or limit the ability of CONSULTANT to conduct research, (including that sponsored by any third party), education, patient care, administrative activities, and academically related activities that CONSULTANT is performing or may perform in the course of, or incidental to, CONSULTANT’s position at HOSPITAL.

6. Any information, reports, documents, data, memoranda or other materials disclosed to CONSULTANT relating to the activities of COMPANY that is identified in writing at the time of delivery to CONSULTANT by COMPANY as having a trade secret or confidential status is solely the property of COMPANY and is to be returned to COMPANY at the termination of this CONSULTING AGREEMENT, provided that CONSULTANT may retain one (1) copy thereof for the sole purpose of complying with CONSULTANT’s legal obligations under this CONSULTING AGREEMENT. CONSULTANT shall not during the TERM or for a period of three (3) years from the date of disclosure of such COMPANY confidential information to CONSULTANT, whichever is longer, disclose such confidential information to others or use such confidential information for commercial benefit of CONSULTANT or others, except however, that nothing in this CONSULTING AGREEMENT shall in any way restrict the right of CONSULTANT to use, disclose, or otherwise deal with any information that,

(A) was in the public domain before the SERVICES were performed;

(B) was known to the CONSULTANT before the SERVICES were performed as shown by written record;

(C) was developed by CONSULTANT or on CONSULTANT’s behalf independently of the information disclosed to CONSULTANT by the Company as shown by written record;

(D) is acquired by CONSULTANT from any person entitled to make disclosure to CONSULTANT unless such person is under an obligation of confidentiality to COMPANY which is known to CONSULTANT;

(E) becomes public knowledge without breach by CONSULTANT of any obligations of confidence to COMPANY; or

(F) CONSULTANT is obligated to produce pursuant to an order of a court of competent jurisdiction or a valid administration or Congressional subpoena, provided that CONSULTANT promptly notifies COMPANY and cooperates reasonably with COMPANY’s efforts to contest or limit the scope of such order.

In each case, confidential or proprietary information shall mean only such information which, if disclosed in writing, is clearly marked or labeled as being “confidential” or “proprietary” or, if disclosed orally, is confirmed to CONSULTANT in writing by the COMPANY as being “confidential” or “proprietary” within 10 business days of each such disclosure.

7. CONSULTANT represents that CONSULTANT is not a party to any existing agreement which would prevent CONSULTANT entering into this CONSULTING AGREEMENT.

8. This CONSULTING AGREEMENT contains the entire understanding of CONSULTANT and COMPANY with respect to the matters contained herein.

9. Both the COMPANY and CONSULTANT acknowledge and agree that:

(A) All SERVICES hereunder will be rendered by CONSULTANT as an independent contractor and this CONSULTING AGREEMENT does not create an employer-employee relationship, and CONSULTANT shall have no rights to receive any employee benefits, such as health and accident insurance, sick leave and vacation, as are in effect generally for employees of COMPANY;

(B) CONSULTANT is entering into this Agreement in his individual capacity and not as an employee or agent of HOSPITAL or Partners; and

(C) Neither HOSPITAL nor Partners has any liability or obligation whatsoever hereunder.

10. CONSULTANT will not originate any publicity, news release or other public announcement, written or oral, relating to this CONSULTING AGREEMENT without COMPANY’s prior written consent provided, however CONSULTANT may disclose his status as a consultant for COMPANY for the purpose of complying with conflict of interest disclosure requirements HOSPITAL and of any professional organization, governmental, for profit or not-for-profit funding entity, or professional journal. COMPANY may not use the name of the HOSPITAL, nor that of Partners, nor any variation or adaptation thereof in any advertising, promotional or sales literature, or other publicity without the prior written approval of HOSPITAL and/or Partners, as applicable.

11. Either party shall have the right to terminate the CONSULTING AGREEMENT by thirty (30) days prior written notice. In the event of termination by COMPANY, COMPANY shall owe CONSULTANT for performance of SERVICES prior to termination.

12. The COMPANY shall indemnify, defend and hold harmless CONSULTANT and CONSULTANT’S successors, heirs and assigns and HOSPITAL and its trustees, employees and staff and their respective successors, heirs and assigns (“Indemnitees”) against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising from the good faith performance of the SERVICES by CONSULTANT.

13. This CONSULTING AGREEMENT shall be governed by the laws of the Commonwealth of Massachusetts.

14. The obligations of the parties under paragraphs 4, 5, and 6 (for a period of three (3) years), 11, 12 and 13 shall survive the termination or expiration of this CONSULTING AGREEMENT.

Agreed to and Accepted:

CONSULTANT

/s/ Dennis Ausiello

NAME	Dennis Ausiello

DATE	April 16, 2012

EFFECTIVE DATE	April 20, 2012

ALNYLAM PHARMACEUTICALS, INC.

BY	/s/ John Maraganore

NAME	John Maraganore

DATE	April 16, 2012

SCHEDULE A

Scope of Services

CONSULTANT agrees to serve as a member of COMPANY’s Scientific Advisory Board (“SAB”). CONSULTANT will make good faith efforts to attend and participate in quarterly meetings of the SAB at Alnylam or such other place as Alnylam may designate.

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